UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 20, 2014

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.
On August 20, 2014, Invacare Corporation (the “Company”) issued a press release, attached as Exhibit 99.1 and incorporated herein by reference, announcing a restructuring initiative that is expected to generate $14 to $15 million in annualized pre-tax savings when fully instituted in 2015. The initiative includes a reduction to the Company’s workforce of approximately 150 associates and 40 temporary associates from the North America/Home Medical Equipment (HME), Institutional Products Group and Asia/Pacific segments. This workforce reduction was deemed necessary in light of the Company's financial results for the first six months of 2014 and the slow sales start to the third quarter of 2014.
Due to the realignment, the Company expects to incur cash restructuring charges for continuance of pay and benefits not to exceed $6 million on a pre-tax basis with the majority of the restructuring expense being recorded in the third quarter of 2014 and payments primarily occurring in the third and fourth quarters of 2014.
See Exhibit 99.1 for Safe Harbor language relevant to the above statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated August 20, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: August 21, 2014	By:	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Interim President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release, dated August 20, 2014.